Exhibit 10.37

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
AMENDMENT NO. 1
TO THE
COLLABORATION AGREEMENT

This Amendment No. 1 to the Collaboration Agreement (this “Amendment”) is entered into as of the 1st day of October, 2014 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware 19850 (“Partner”). Amgen and Partner are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. AstraZeneca Pharmaceuticals LP, the parent corporation of Partner (“AstraZeneca”), [*] of the Agreement (as defined below) is a party to this Amendment [*].
WHEREAS, Amgen and Partner entered into that certain Collaboration Agreement, dated as of March 30, 2012 (the “Agreement”);
WHEREAS, Amgen and Partner wish to update certain portions of the Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:
ARTICLE 1 - AMENDMENT
Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1.3	Amendment to Certain Definitions. The Parties hereby agree that the following defintions in the Agreement are hereby deleted in their entirety and replaced with the following:
“Excluded Territory” means (i) with respect to AMG557 and AMG570, Japan, and (ii) with respect to AMG827, all countries not included within the AMG827 Territory.
“Excluded Territory Agreement” means (i) in relation to AMG827, the AMG827 Technology Transfer Agreement by and among Kyowa Hakko Kirin Co., Ltd., Amgen and Kirin-Amgen, Inc., the Research, Development and Technology Disclosure Agreement: AMG827 by and among Kyowa Hakko Kirin Co., Ltd., Amgen and Kirin-Amgen, Inc., and the AMG827 License Agreement between Kirin-Amgen, Inc., all dated October 29, 2010 and (ii) in relation to AMG557 and AMG570, means the License Agreement by and between Amgen and Takeda Pharmaceutical Company Limited dated February 1, 2008, in each case as the same have been amended and may be amended from time to time hereafter in accordance with terms of this Agreement.
Amendment to Certain Schedules. The Parties hereby agree that the following schedules to the Agreement are hereby deleted in their entirety and replaced with the schedules set forth in Appendix I attached hereto:

•	Development/Commercial Lead Schedule;

•	Distracting Product Schedule;

•	Products Schedule; and

•	Stage 1 Clinical Trial Schedule.

1.2
Acknowledgement. The Parties hereby acknowledge that (a) in accordance with Section 9.4 (Pre-Clinical Research and Development Programs) of the Agreement, the Inventorship Margin for AMG570 shall be [*] percent ([*]%), and (b) in accordance with Section 9.3.3 (Inclusion) of the Agreement, (i) all Development Costs and General Costs for AMG570 shall be shared on a [*] basis, and (ii) all Net Revenues for AMG570 shall, after the deduction of the Inventorship Margin for AMG570, be shared on a [*] basis.

1.3
Manufacturing Lead. The Parties hereby agree that, notwithstanding the provisions of Section 4.1 (Allocation of Manufacturing Responsibility) of the Agreement to the contrary, Amgen shall not be required to elect whether or not to continue as the Manufacturing Lead for AMG570 and AMG557 until [*].

ARTICLE 2 - REFERENCE TO AND EFFECT ON THE AGREEMENT

2.1
Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

2.2
Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.

2.3
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.

ARTICLE 3 - MISCELLANEOUS

3.1
Governing Law. This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. Any proceeding brought by either Party under this Amendment will be exclusively conducted in the English language. The United Nations Convention for the International Sale of Goods will not apply to the transactions contemplated herein.

3.2
Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

3.3	Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC		AMGEN INC.
By:	/s/ Pascal Soriot	By:	/s/ Robert A. Bradway
Name:	Pascal Soriot	Name:	Robert A. Bradway
Title:	CEO	Title:	Chairman and Chief Executive Officer

ASTRAZENECA PHARMACEUTICALS LP
By:	/s/ Pascal Soriot
Name:	Pascal Soriot
Title:	CEO

Appendix I
Schedules

Schedule
Development/Commercial Lead

Amgen	Partner
AMG827	AMG139
AMG557	AMG157
AMG570	AMG181

AMG827 Respiratory-

1
Specifically with regard to AMG827 at the global level, the Parties will work closely through the JPT on the commercial strategy for the Respiratory market for AMG827 with Amgen taking the primary responsibility for [*].

2	The Parties will [*].

3	The Parties will cooperate to ensure that [*] is made available to the JPT at both the global and regional level.

4	This arrangement will be noted in the press release and other approved communications as “[*],” or with words of similar import.

AMG570-
The Parties hereby agree that Amgen shall be the initial Development Lead and Commercial Lead for AMG570. The Parties shall [*], provided that, in the event that the Parties are unable to [*] if it elects to do so.

Schedule
Distracting Product

Product	Product Target	Distracting Target*
AMG 139	[*]	[*]
AMG 157	[*]	[*]
AMG 181	[*]	[*]
AMG 557	[*]	[*]
AMG 570	[*]	[*]
AMG 827	[*]	[*]

*Distracting Target includes (i) any [*]; (ii) any [*]; (iii) any [*]; (iv) any [*]; and (v) any [*]. For avoidance of doubt, the Distracting Product Schedule lists without limitation [*].

**Notwithstanding anything contained in the Agreement to the contrary, Amgen’s [*] program referred to internally at Amgen as [*] shall not be a Distracting Product so long as such molecule is the subject of that certain License Agreement dated as of [*] by and between Amgen and [*], as amended.

Schedule
Products

Product
AMG 139
AMG 157
AMG 181
AMG 557
AMG 827
AMG 570

Schedule
Stage 1 Clinical Trial

Product	Stage 1 Clinical Trial
AMG139	[*]
AMG157	[*]
AMG181	[*]
AMG557	[*]
AMG827	[*]
AMG570	[*]